SLM Student Loan Trust 2002-1
Quarterly Servicing Report
Report Date: 6/30/2004 Reporting Period: 4/1/04-6/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		3/31/2004	Activity	6/30/2004
A	i	Portfolio Balance	$797,114,646.29	($23,058,455.24)	$774,056,191.05
	ii	Interest to be Capitalized	12,347,721.60		11,421,589.75

	iii	Total Pool	$809,462,367.89		$785,477,780.80

	iv	Specified Reserve Account Balance	2,023,655.92		1,963,694.45

	v	Total Adjusted Pool	$811,486,023.81		$787,441,475.25

B	i	Weighted Average Coupon (WAC)	3.442%		3.454%
	ii	Weighted Average Remaining Term	111.17		109.38
	iii	Number of Loans	235,450		230,086
	iv	Number of Borrowers	145,114		141,776

						% of		% of
	Notes and Certificates			Spread	Balance 4/26/04	O/S Securities	Balance 7/26/04	O/S Securities
C	i	A-1 Notes	78442GDG8	0.030%	$149,715,023.81	18.449%	$125,670,475.25	15.959%
	ii	A-2 Notes	78442GDH6	0.110%	615,700,000.00	75.874%	615,700,000.00	78.190%
	iii	B Notes	78442GDJ2	0.470%	46,071,000.00	5.677%	46,071,000.00	5.851%

	v	Total Notes			$811,486,023.81	100.000%	$787,441,475.25	100.000%

	Reserve Account		4/26/2004	7/26/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$2,023,655.92	$1,963,694.45
	iv	Reserve Account Floor Balance ($)	$1,501,922.00	$1,501,922.00
	v	Current Reserve Acct Balance ($)	$2,023,655.92	$1,963,694.45

II. 2002-1 Transactions from: 4/1/2004 through: 6/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$21,388,591.64
	ii	Principal Collections from Guarantor	4,945,830.82
	iii	Principal Reimbursements	46,117.99
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$26,380,540.45

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$84,513.89
	ii	Capitalized Interest	(3,406,599.10)

	iii	Total Non-Cash Principal Activity	$(3,322,085.21)

C	Total Student Loan Principal Activity		$23,058,455.24

D	Student Loan Interest Activity
	i	Regular Interest Collections	$3,042,743.09
	ii	Interest Claims Received from Guarantors	129,290.57
	iii	Collection Fees/Returned Items	35,940.62
	iv	Late Fee Reimbursements	154,532.74
	v	Interest Reimbursements	19,506.59
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	(3.44)
	viii	Subsidy Payments	980,225.35

	ix	Total Interest Collections	$4,362,235.52

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	852.85
	ii	Capitalized Interest	3,406,599.10

	iii	Total Non-Cash Interest Adjustments	$3,407,451.95

F	Total Student Loan Interest Activity		$7,769,687.47

G.	Non-Reimbursable Losses During Collection Period		$84,386.25

H.	Cumulative Non-Reimbursable Losses to Date		$770,545.71

III. 2002-1 Collection Account Activity 4/1/2004 through 6/30/2004

A	Principal Collections
	i	Principal Payments Received	$17,431,397.54
	ii	Consolidation Principal Payments	$8,903,024.92
	iii	Reimbursements by Seller	(3.87)
	iv	Borrower Benefits Reimbursed	14,726.59
	v	Reimbursements by Servicer	(9.18)
	vi	Re-purchased Principal	31,404.45

	vii	Total Principal Collections	$26,380,540.45

B	Interest Collections
	i	Interest Payments Received	$4,023,995.86
	ii	Consolidation Interest Payments	$128,259.71
	iii	Reimbursements by Seller	(23.53)
	iv	Borrower Benefits Reimbursed	10,980.70
	v	Reimbursements by Servicer	7,210.15
	vi	Re-purchased Interest	1,339.27
	vii	Collection Fees/Returned Items	35,940.62
	viii	Late Fees	154,532.74

	ix	Total Interest Collections	$4,362,235.52

C	Other Reimbursements		22,897.58

D	Administrator Account Investment Income		$—

E	Return funds borrowed for previous distribution		$—
	TOTAL FUNDS RECEIVED		$30,765,673.55
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,188,768.01)

F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$29,576,905.54

G	Servicing Fees Due for Current Period		$584,756.99

H	Carryover Servicing Fees Due		$—

I	Administration Fees Due		$20,000.00

J	Total Fees Due for Period		$604,756.99

IV. 2002-1 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004
INTERIM:
In School
Current	2.820%	2.820%	36,871	26,992	15.660%	11.731%	$119,408,451.28	$82,217,241.90	14.980%	10.622%

Grace
Current	2.820%	2.820%	9,295	11,872	3.948%	5.160%	$27,488,466.07	$42,952,631.87	3.448%	5.549%

TOTAL INTERIM	2.820%	2.820%	46,166	38,864	19.608%	16.891%	$146,896,917.35	$125,169,873.77	18.429%	16.171%
REPAYMENT
Active
Current	3.783%	3.758%	96,359	99,082	40.925%	43.063%	$340,011,705.39	$341,878,262.20	42.655%	44.167%
31-60 Days Delinquent	3.692%	3.665%	8,138	8,064	3.456%	3.505%	$27,878,818.59	$26,562,093.21	3.497%	3.432%
61-90 Days Delinquent	3.615%	3.636%	5,271	5,512	2.239%	2.396%	$17,331,019.29	$17,626,525.51	2.174%	2.277%
91-120 Days Delinquent	3.528%	3.595%	4,728	4,037	2.008%	1.755%	$15,390,478.71	$12,545,708.09	1.931%	1.621%
> 120 Days Delinquent	3.551%	3.556%	9,131	11,503	3.878%	4.999%	$27,154,635.24	$34,900,938.06	3.407%	4.509%

Deferment
Current	2.920%	2.910%	32,717	30,777	13.896%	13.376%	$104,555,639.69	$97,927,314.90	13.117%	12.651%

Forbearance
Current	3.580%	3.583%	31,744	30,903	13.482%	13.431%	$114,733,779.09	$113,591,007.32	14.394%	14.675%

TOTAL REPAYMENT	3.583%	3.577%	188,088	189,878	79.884%	82.525%	$647,056,076.00	$645,031,849.29	81.175%	83.332%
Claims in Process (1)	3.531%	3.512%	1,189	1,336	0.505%	0.581%	$3,145,430.62	$3,835,410.16	0.395%	0.495%
Aged Claims Rejected (2)	3.420%	3.420%	7	8	0.003%	0.003%	$16,222.32	$19,057.83	0.002%	0.002%
GRAND TOTAL	3.442%	3.454%	235,450	230,086	100.000%	100.000%	$797,114,646.29	$774,056,191.05	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2002-1 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	3.194%	114,765	$313,748,999.14	40.533%
- GSL - Unsubsidized	3.184%	79,775	$264,391,068.37	34.157%
- PLUS Loans	4.220%	35,546	$195,916,123.54	25.310%

- Total	3.454%	230,086	$774,056,191.05	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.446%	172,877	$634,650,604.59	81.990%
-Two Year	3.452%	40,379	$95,228,463.55	12.303%
-Technical	3.574%	16,759	$43,994,324.05	5.684%
-Other	3.244%	71	$182,798.86	0.024%

- Total	3.454%	230,086	$774,056,191.05	100.000%

*Percentages may not total 100% due to rounding.

VI. 2002-1 Expected Interest Calculation and Interest Rate Cap Payments

A	Borrower Interest Accrued During Collection Period	$5,789,982.33
B	Interest Subsidy Payments Accrued During Collection Period	910,142.50
C	SAP Payments Accrued During Collection Period	217,624.48
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION, CAP INT ACTS)	88,046.33
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00

F	Net Expected Interest Collections	$7,005,795.64

VII. 2002-1 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.003033333	(4/26/04-7/26/04)	1.20000%
B	Class A-2 Interest Rate	0.003235556	(4/26/04-7/26/04)	1.28000%
C	Class B Interest Rate	0.004145556	(4/26/04-7/26/04)	1.64000%

VIII. 2002-1 Inputs From Previous Quarterly Servicing Reports 3/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$797,114,646.29
	ii	Interest To Be Capitalized	12,347,721.60

	iii	Total Pool	$809,462,367.89
	iv	Specified Reserve Account Balance	2,023,655.92

	v	Total Adjusted Pool	$811,486,023.81

B	Total Note and Certificate Factor		0.52840719363
C	Total Note Balance		$811,486,023.81

D	Note Balance 4/26/2004		Class A-1	Class A-2	Class B

	i	Current Factor	0.1713084545	1.0000000000	1.0000000000
	ii	Expected Note Balance	$149,715,023.81	$615,700,000.00	$46,071,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00

H	Reserve Account Balance		$2,023,655.92
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2002-1 Waterfall for Distributions

				Remaining
				Funds Balance

A	Total Available Funds (Sections III-F + VI-D +VI-G-v)		$29,664,951.87	$29,664,951.87

B	Primary Servicing Fees-Current Month		$584,756.99	$29,080,194.88

C	Administration Fee		$20,000.00	$29,060,194.88

E	Noteholder’s Interest Distribution Amount
	i	Class A-1	$454,135.57	$28,606,059.31
	ii	Class A-2	$1,992,131.56	$26,613,927.75
	iii	Class B	$190,989.89	$26,422,937.86

	iv	Total Noteholder’s Interest Distribution	$2,637,257.02

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$24,044,548.56	$2,378,389.30
	ii	Class A-2	$0.00	$2,378,389.30
	iii	Class B	$0.00	$2,378,389.30

	iv	Total Noteholder’s Principal Distribution	$24,044,548.56

G	Increase to the Specified Reserve Account Balance		$0.00	$2,378,389.30

H	Floating Rate Swap Payment Reimbursement		$0.00	$2,378,389.30

I	Carryover Servicing Fees		$0.00	$2,378,389.30

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$2,378,389.30
	ii	Class A-2	$0.00	$2,378,389.30
	iii	Class B	$0.00	$2,378,389.30

	iv	Total Noteholder’s Interest Carryover	$0.00

K	Excess to Reserve Account		$2,378,389.30	$0.00

X. 2002-1 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class B
	i	Quarterly Interest Due	$454,135.57	$1,992,131.56	$190,989.89
	ii	Quarterly Interest Paid	454,135.57	1,992,131.56	190,989.89

	iii	Interest Shortfall	$0.00	$0.00	$0.00
	iv	Interest Carryover Due	$0.00	$0.00	$0.00
	v	Interest Carryover Paid	0.00	0.00	0.00

	vi	Interest Carryover	$0.00	$0.00	$0.00
	vii	Quarterly Principal Due	$24,044,548.56	$0.00	$0.00
	viii	Quarterly Principal Paid	24,044,548.56	0.00	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00
	x	Total Distribution Amount	$24,498,684.13	$1,992,131.56	$190,989.89

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 6/30/04		$811,486,023.81
	ii	Adjusted Pool Balance 6/30/04		787,441,475.25

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$24,044,548.56

	iv	Adjusted Pool Balance 3/31/04		$811,486,023.81
	v	Adjusted Pool Balance 6/30/04		787,441,475.25

	vi	Current Principal Due (iv-v)		$24,044,548.56
	vii	Principal Shortfall from previous Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$24,044,548.56

	ix	Principal Distribution Amount Paid		$24,044,548.56
	x	Principal Shortfall (viii - ix)		$—

C		Total Principal Distribution		$24,044,548.56
D		Total Interest Distribution		2,637,257.02

E		Total Cash Distributions		$26,681,805.58

F	Note Balances			4/26/2004	7/26/2004
	i	A-1 Note Balance	78442GDG8	$149,715,023.81	$125,670,475.25
		A-1 Note Pool Factor		0.1713084545	0.1437959554

	ii	A-2 Note Balance	78442GDH6	$615,700,000.00	$615,700,000.00
		A-2 Note Pool Factor		1.0000000000	1.0000000000

	iii	B Note Balance	78442GDJ2	$46,071,000.00	$46,071,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$2,023,655.92
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$2,378,389.30

	iv	Total Reserve Account Balance Available			$4,402,045.22
	v	Required Reserve Account Balance			$1,963,694.45

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve — Release to SLM Corp.			$2,438,350.77
	viii	Ending Reserve Account Balance			$1,963,694.45

XI. 2002-1           Historical Pool Information

					2003	2002
			4/1/04-6/30/04	1/1/04-3/31/04	1/1/03-12/31/03	1/1/02-12/31/02
Beginning Student Loan Portfolio Balance			$797,114,646.29	$856,139,777.17	$1,167,989,410.78	$1,479,708,751.99

	Student Loan Principal Activity
	i	Regular Principal Collections	$21,388,591.64	$55,480,601.48	$243,861,515.42	$132,168,321.87
	ii	Principal Collections from Guarantor	4,945,830.82	6,347,031.32	$26,118,140.52	$10,159,534.74
	iii	Principal Reimbursements	46,117.99	71,868.63	$59,426,941.34	$192,337,671.60
	iv	Other System Adjustments	—	—	—	—

	v	Total Principal Collections	$26,380,540.45	$61,899,501.43	$329,406,597.28	$334,665,528.21
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$84,513.89	$119,115.14	$1,381,344.34	$1,488,146.26
	ii	Capitalized Interest	(3,406,599.10)	(2,993,485.69)	(18,938,308.01)	(24,434,333.26)

	iii	Total Non-Cash Principal Activity	$(3,322,085.21)	$(2,874,370.55)	$(17,556,963.67)	$(22,946,187.00)

(-)	Total Student Loan Principal Activity		$23,058,455.24	$59,025,130.88	$311,849,633.61	$311,719,341.21

	Student Loan Interest Activity
	i	Regular Interest Collections	$3,042,743.09	$3,671,808.78	$19,871,413.39	$31,037,587.94
	ii	Interest Claims Received from Guarantors	129,290.57	181,124.51	$861,763.52	$409,985.43
	iii	Collection Fees/Returned Items	35,940.62	43,762.98	$116,738.26	$39,476.79
	iv	Late Fee Reimbursements	154,532.74	195,306.60	$695,599.18	$696,129.33
	v	Interest Reimbursements	19,506.59	7,578.64	$605,629.48	$2,641,812.87
	vi	Other System Adjustments	—	—	$—	—
	vii	Special Allowance Payments	(3.44)	16,484.98	$(289.97)	$117,120.51
	viii	Subsidy Payments	980,225.35	1,143,091.77	7,287,595.84	12,714,206.14

	ix	Total Interest Collections	$4,362,235.52	$5,259,158.26	$29,438,449.70	$47,656,319.01
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$852.85	$1,414.56	$(898,857.33)	$(1,172,583.44)
	ii	Capitalized Interest	3,406,599.10	2,993,485.69	18,938,308.01	24,434,333.26

	iii	Total Non-Cash Interest Adjustments	$3,407,451.95	$2,994,900.25	$18,039,450.68	$23,261,749.82

	Total Student Loan Interest Activity		$7,769,687.47	$8,254,058.51	$47,477,900.38	$70,918,068.83
(=)	Ending Student Loan Portfolio Balance		$774,056,191.05	$797,114,646.29	$856,139,777.17	$1,167,989,410.78
(+)	Interest to be Capitalized		$11,421,589.75	$12,347,721.60	$12,911,064.81	$19,459,147.66

(=)	TOTAL POOL		$785,677,780.80	$809,462,367.89	$869,050,841.98	$1,187,448,558.44

(+)	Reserve Account Balance		$1,963,694.45	$2,023,655.92	$2,172,627.10	$2,968,621.40

(=)	Total Adjusted Pool		$787,441,475.25	$811,486,023.81	$871,223,469.08	$1,190,417,179.84

XII. 2002-1        Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Apr-02	$1,436,515,691	14.38%

Jul-02	$1,382,154,183	12.94%

Oct-02	$1,286,867,965	15.81%

Jan-03	$1,187,448,558	17.76%

Apr-03	$1,101,745,031	18.45%

Jul-03	$1,064,012,588	16.64%

Oct-03	$949,027,453	19.03%

Jan-04	$869,050,842	19.64%

Apr-04	$809,462,368	19.45%

Jun-04	$785,477,781	17.94%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.